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                                                                 Exhibit 10.32

                      Form of Change of Control Agreement

                                            March 7, 2003


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RE:      Vertex Pharmaceuticals Incorporated
         Change of Control Agreement

Dear ____________:

Your expertise, reputation and position make you a key member of the senior management team of Vertex Pharmaceuticals Incorporated (the "Company"). As a result, the Company would like to provide you with the following "change of control" benefit to help ensure that in the event the Company becomes involved in a "change of control" transaction, there will be no distraction from your attention to the needs of the Company.

I. DEFINITIONS. For the purposes of this Agreement, capitalized terms shall have the following meaning:

     1. "BASE SALARY" shall mean your annual base salary in effect immediately prior to a Change of Control (as such term is defined in SECTION I.4 below).

     2.  "CAUSE" shall mean:

         (a)  your conviction of a felony crime of moral turpitude;

         (b) your willful refusal or failure to follow a lawful directive or instruction of the Company's Board of Directors or the individual(s) to whom you report, PROVIDED that you receive prior written notice of the directive(s) or instruction(s) that you failed to follow, and PROVIDED FURTHER that the Company, in good faith, gives you thirty (30) days to correct any problems and FURTHER PROVIDED if you correct the problem(s) you may not be terminated for Cause in that instance;

         (c) in carrying out your duties you commit (i) willful gross negligence, or (ii) willful gross misconduct, resulting in either case in material harm to the Company, UNLESS such act, or failure to act, was believed by you, in good faith, to be in the best interests of the Company; or


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March 7, 2003
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         (d)  your violation of the Company's policies made known to you regarding confidentiality, securities trading or inside information.

     3.  "CHANGE OF CONTROL" shall mean that:

         (a) any "person" or "group" as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act"), becomes a beneficial owner, as such term is used in Rule 13d-3 promulgated under the Act, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company, as the case may be, having the right to vote in the election of directors; or

              all or substantially all the business or assets of the Company are sold or disposed of, or the Company or a subsidiary of the Company combines with another company pursuant to a merger, consolidation, or other similar transaction, OTHER THAN (i) a transaction solely for the purpose of reincorporating the Company or one of its subsidiaries in a different jurisdiction or recapitalizing or reclassifying the Company's stock; or (ii) a merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the Company or the surviving entity immediately after the merger or consolidation.

     4. "DISABILITY" shall mean a disability as determined under the Company's long-term disability plan or program in effect at the time the disability first occurs, or if no such plan or program exists at the time of disability, then a "disability" as defined under Internal Revenue Code Section 22(e)(3).

     5. "GOOD REASON" shall mean that within ninety (90) days prior to a Change of Control, or within twelve (12) months after a Change of Control, one of the following events occurs without your consent:

         (a) You are assigned to material duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with your position and office immediately prior to the Change of Control (PROVIDED that such reassignment of duties or responsibilities is not for Cause, due to your Disability or at your request);

         (b) You suffer a material reduction in the authorities, duties, or job title and responsibilities associated with your position and office immediately prior to the Change of Control, on the basis of which you make a good faith determination that you can no longer carry out your position or office in the manner contemplated before the Change of Control (PROVIDED that such reduction in the authorities, duties, or job title and responsibilities is not for Cause, due to your Disability or at your request);


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         (c)  your annual base salary is decreased below the Base Salary;

         (d) the principal offices of the Company, or the location of the office to which you are assigned at the time this Agreement is entered into, is relocated to a place thirty-five (35) or more miles away, without your agreement; or

         (e) following a Change of Control, the Company's successor fails to assume the Company's rights and obligations under this Agreement.

     6. "TERMINATION DATE" shall mean the last day of your employment with the Company.

II. SEVERANCE BENEFITS UPON CHANGE OF CONTROL. In the event your employment is terminated (EXCEPT for termination for Cause or due to a Disability) within ninety (90) days prior to a Change of Control or within twelve (12) months after a Change of Control; or if you, of your own initiative, terminate your employment within ninety (90) days prior to a Change of Control or within twelve (12) months after a Change of Control for Good Reason, in exchange for a general release of all claims, you shall receive the following benefits:

     1. SEVERANCE PAYMENT - The Company shall make a lump sum payment to you equal to:

         (a) Your annual Base Salary (PROVIDED, HOWEVER, that in the event you terminate your employment for Good Reason based on a reduction in Base Salary, then the base salary to be used in calculating the Severance Payment shall be the base salary in effect immediately prior to such reduction in Base Salary); and

         (b) any unpaid portion of a bonus award actually awarded but not yet paid to you under any bonus program applicable to the Company's senior executives and in effect prior to the Change of Control, pro rated in the event the Termination Date is prior to the end of the bonus plan year.

         The Severance Payment shall be made in cash within ten (10) days of the execution of a general release and expiration without revocation of any applicable revocation periods under the general release.

     2. ACCELERATED VESTING - Stock options for the purchase of the Company's securities held by you as of the Termination Date and not then exercisable shall be deemed to have been held by you for an additional 18-months, for purposes of calculating the number of options which are exercisable on the Termination Date. The options to which this accelerated vesting applies shall remain exercisable until the earlier of (a) the end of the 90-day period immediately following the Termination Date, or (b) the date the stock option(s) would otherwise expire.


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     3.  CONTINUED INSURANCE COVERAGE - If COBRA coverage is elected by you, the
         Company shall pay the cost of COBRA continuation premiums on your behalf to continue standard medical, dental and life insurance coverage for you (or the cash equivalent of same in the event you are ineligible for continued coverage) for a period of 18-months from the Termination Date.

         You shall not be required to mitigate the amount of the Severance Payment or any other benefit provide under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of other employment, by retirement benefits, or by offset against any amount claimed to be owed by you to the Company or otherwise.

III. MISCELLANEOUS.

     1. EMPLOYEE'S OBLIGATIONS. Upon the termination of employment, you shall promptly deliver to the Company all property of the Company and all material documents, statistics, account records, programs and other similar tangible items which may by in your possession or under your control and which relate in a material way to the business or affairs of the Company or its subsidiaries, and no copies of any such documents or any part thereof shall be retained by you.

     2. ENTIRE AGREEMENT. This Agreement and the "EMPLOYEE NON-DISCLOSURE, NON-COMPETITION & INVENTIONS AGREEMENT" previously executed by you covers the entire understanding of the parties as to the subject matter hereof, superseding all prior understandings and agreements related hereto. No modification or amendment of the terms and conditions of this Agreement shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

     3. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, as applied to contracts entered into and performed entirely in Massachusetts by Massachusetts residents.

     4. SUCCESSORS AND ASSIGNS. This Agreement may be assigned by the Company upon a sale, transfer or reorganization of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, permitted assigns, legal representatives and heirs.

Kindly indicate your acceptance of the forgoing by signing and dating this Agreement as noted below, and returning one fully executed original to my attention.


                                           Vertex Pharmaceuticals Incorporated


                                           By:
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ACCEPTED AND AGREED:


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Signature


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Date